UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 19, 2025 (the “Effective Date”), LiveOne, Inc. (the “Company”) appointed Ryan Carhart, the Company’s current Vice President and Controller, as the Company’s Chief Financial Officer, Treasurer and Secretary, to succeed Aaron Sullivan, the former Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, who notified the Company on the Effective Date that he is leaving the Company to pursue another professional opportunity effective as of the Effective Date. Mr. Carhart will also assume the role of Principal Accounting Officer of the Company. Mr. Carhart was also appointed to the same positions with PodcastOne, Inc. (“PodcastOne”), the Company’s majority owned subsidiary, and Slacker, Inc., the Company’s wholly owned subsidiary.

Mr. Sullivan’s departure was not as a result of any dispute with the Company.

Mr. Carhart, age 45, has served as the Vice President and Controller of the Company and PodcastOne since September 2023. Mr. Carhart is a seasoned financial professional with extensive experience in overseeing operations, corporate strategy and development, financial reporting, mergers and acquisitions, establishing and overseeing operational excellence initiatives in growing organizations and public company compliance. Prior to his appointment as the Company’s and PodcastOne’s Vice President and Controller, Mr. Carhart served as the Chief Financial Officer at AUDIENCEX, an AI-powered digital ad partner, optimizing programmatic, social, and search campaigns with data-driven strategy and creative solutions, and as the Principal Financial Officer and Principal Accounting Officer of Vado Corp (“Vado”), since May, 2019, where he guided AUDIENCEX through its acquisition by Vado, while overseeing operations and corporate strategy and development. Prior to that, Mr. Carhart served as the Senior Director of Finance and Controller at MNTN, a builder of advertising software for brands to drive measurable conversions, revenue, site visits and more through the power of television. Mr. Carhart previously worked at PricewaterhouseCoopers, a global public accounting firm, with a specialization in the technology and communications industries. Mr. Carhart holds a Master of Science in Accounting and a Master of Business Administration (MSA/MBA) from Northeastern University, along with a PhD from Claremont Graduate University, and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Carhart and any other persons pursuant to which Mr. Carhart was appointed to his positions. There are no family relationships between Mr. Carhart and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Carhart has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company may provide additional compensation to Mr. Carhart in the future.

Item 7.01 Regulation FD Disclosure.

On February 25, 2025, the Company issued a press release announcing that it named Mr. Carhart as the Company’s Chief Financial Officer, Treasurer and Secretary. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1*	Press release, dated February 25, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: February 25, 2025	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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